UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 2026 (May 15, 2026)

Twenty One Capital, Inc.

(Exact name of registrant as specified in its charter)

Texas	001-42997	39-2506682
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 Congress Avenue, Suite 500 Austin, Texas	78701
(Address of principal executive offices)	(Zip Code)

(206) 552-9859

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	XXI	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

This amendment on Form 8-K/A is an amendment to the Current Report on Form 8-K of Twenty One Capital, Inc. (the “Company”) filed on May 20, 2026 (the “Original 8-K”).

As previously disclosed in the Original 8-K, on May 20, 2026, the Company notified the NYSE of its non-compliance with the NYSE rules as a result of the audit committee of the Company not having two independent members as required during the transition period for compliance with Section 303A.07(a) of the NYSE Listed Company Manual.

As anticipated, on May 29, 2026, the Company received a notice of non-compliance from the NYSE (the “NYSE Notice”). The NYSE Notice stated that if the Company does not cure the deficiency by June 5, 2026, the Company will be deemed noncompliant and a below compliance (“BC”) indicator will be disseminated over the consolidated tape and displayed on the Company’s NYSE profile, data and news pages starting June 9, 2026. Such indicator and website references will be removed when the Company regains compliance with all NYSE quantitative and corporate governance listing standards. The Company expects to appoint, as soon as practicable, an additional member to the audit committee who meets the independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934, as amended, and Section 303A.02 of the Listed Company Manual.

Forward-Looking Statements

Certain statements in this periodic report are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words indicating future events and actions, such as “will,” “intend,” “plan,” and “may,” and variations of such words, and similar expressions and future-looking language identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. The forward-looking statements in this periodic report include statements regarding our continued listing of securities on the NYSE and related actions and events. Forward-looking statements are not guarantees of future events and actions, which may vary materially from those expressed or implied in such statements. Differences may result from, among other things, actions taken by the Company or its management or board or third parties (including the NYSE), including those beyond the Company’s control. Such differences and uncertainties and related risks include, but are not limited to, the possibility that our securities may be suspended or delisted from the NYSE, the possibility that the Company may not file a plan with the NYSE that is acceptable, even if the NYSE accepts the Company’s plan there may be negative effects due to actions taken pursuant to the plan on the market price of Company securities and the Company in general, and there may potentially be significant related costs to structuring and implementing the plan. The foregoing list of differences and risks and uncertainties is illustrative, but by no means exhaustive. For more information on factors that may affect the continued listing of Company securities on NYSE and related actions and events, please review “Risk Factors” described in the Company’s filings and records filed with the United States Securities and Exchange Commission. These forward-looking statements reflect the Company’s expectations as of the date hereof. The Company undertakes no obligation to update the information provided herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 1, 2026

Twenty One Capital, Inc.

	By:	/s/ James Nguyen
	Name:	James Nguyen
	Title:	General Counsel and Chief Compliance Officer

 2